EXHIBIT 4.18

                              OFFICERS' CERTIFICATE
               (UNDER SECTION 301 OF THE SUBORDINATED INDENTURE OF
                 PPL CAPITAL FUNDING, INC. AND PPL CORPORATION)


     The undersigned ______________, ____________ of PPL CAPITAL FUNDING, INC. (the "Company"), in accordance with Section 301 of the Subordinated Indenture, dated as of __________, [2002], as heretofore supplemented (the "Subordinated Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Subordinated Indenture), of the Company and PPL CORPORATION (the "Guarantor"), to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee"), does hereby establish for the series of Securities established in Supplemental Indenture No. 1, dated as of ________________ (the "Supplemental Indenture"), the following terms and characteristics (the lettered clauses set forth below corresponding to the lettered clauses of Section 301 of the Indenture), and the undersigned _____________, ______________ of the Guarantor, does hereby approve of such terms and characteristics on behalf of the Guarantor:

          (a) the title of the Securities of such series shall be "___% Subordinated Deferrable Notes, Series _" (the "Notes"); [The Notes are to be issued to the "Property Trustee" of PPL Capital Funding Trust II, a _______ statutory business trust (the "Trust").]

          (b) ______ the aggregate principal amount of Notes which may be authenticated and delivered under the Subordinated Indenture shall be limited to $___________, except as contemplated in Section 301(b) of the Subordinated Indenture;

          (c) subject to the provisions of Section 307 of the Subordinated Indenture, interest on the Notes (other than interest payable at Maturity) shall be payable to the Person or Persons in whose name the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) of the month in which the corresponding Interest Payment Date occurs; provided, however, that if the Notes are held by a securities depositary in a book-entry only form, the Regular Record Date will be one Business Day preceding the corresponding Interest


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          Payment Date; and provided, further, that the Company shall have the right to change the Regular Record Date by one or more Officer's Certificates; interest payable at Maturity shall be paid to the Person to whom principal shall be paid;

          (d) the Stated Maturity of the principal of the Notes shall be ______________ and any accrued and theretofore unpaid interest on the Notes shall be due and payable at such date; provided, however, that upon the occurrence and continuation of a Tax Event relating to non-deductibility of interest payments on the Securities of this series, in lieu of redeeming the Securities of this series, at its option, the Company may shorten the Stated Maturity of the Securities of this series to a date not earlier than ________________. The Trustee may conclusively rely on an Officer's Certificate setting forth a changed Stated Maturity of the Securities of this series.

          (e) the Notes shall bear interest at the rate of ____% per annum, from ____________ or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for; interest shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date") commencing __________, [2002][, subject to the right of the Company to extend interest payment periods, as described below]. [With respect to the Notes, the term "Interest Period" shall mean each period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except that the first Interest Period shall commence on the date of original issuance.]; the amount of interest payable for any Interest Period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period;

          [Pursuant to Section 312 of the Subordinated Indenture, the Company shall have the right, at any time and from time to time during the term of the Notes, [so long as no Event of Default has occurred and shall be continuing,] to extend the interest payment period to a period not exceeding [20] consecutive quarterly periods (an "Extension Period"); provided that no Extension Period shall extend beyond the Stated Maturity or end on a day other than an Interest Payment Date. At the end of the Extension Period, the Company shall pay all interest accrued and unpaid (together with interest thereon at the rate specified for the Notes, compounded [quarterly], to the extent permitted by applicable law).

          Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed [20] consecutive quarterly periods at any one time or extend beyond the Stated Maturity of the Notes. Upon the termination of any such Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the


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          Company may prepay at any time all or any portion of interest accrued during an Extended Interest Payment Period. The Company will give the Trust and the Trustee notice of its election of an Extension Period before the Business Day prior to the record date for the distribution which would occur but for such election and will cause the Trust to send notice of such election to the holders of Preferred Trust Securities];

          (f) the Corporate Trust Office of the Trustee in New York, New York shall be the office or agency of the Company at which the principal of and any premium and interest, on the Notes shall be payable, at which registration of transfer and exchange of Notes may be effected and at which notices and demands to or upon the Company or the Guarantor in respect of the Notes or any Tranche thereof and the Subordinated Indenture may be served; provided, however, that the Company and the Guarantor each reserve the right to change, by one or more Officers' Certificates supplemental to this Officers' Certificate, any such office or agency; and provided, further, that the Company and the Guarantor each reserve the right to designate, by one or more Officers' Certificates supplemental to this Officers' Certificate, its principal office in Allentown, Pennsylvania or the office of the Guarantor or the Guarantor's subsidiary, PPL Electric Utilities Corporation in Allentown, Pennsylvania, as any such office or agency; the Trustee shall be the initial Security Registrar and Paying Agent for the Notes; provided, that the Company and the Guarantor reserve the right, by one or more Officers' Certificates supplemental to this Officers' Certificate, to designate any additional Paying Agent (which in each case, may be the Company, the Guarantor or any Affiliate of either of them) and to remove and replace any Security Registrar or Paying Agent;

          (g) [Insert provisions for Redemption, if any] [the Notes shall be redeemable in whole or in part, at the option of the Company, at any time on or after __________ __, 200_ at a redemption price equal to 100% of the aggregate principal amount of such Notes to be redeemed plus any accrued but unpaid interest, [including additional Interest, if any,] thereon to the date fixed for redemption in the manner provided in the Indenture;]

          [If at any time a Tax Event (as defined below) shall occur and be continuing and either (i) in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting the termination of the Trust, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, and the distribution of the Notes to the holders of the Preferred Trust Securities issued by the Trust (the "Preferred Trust Securities"), in exchange therefor, be more than an insubstantial risk that an Adverse Tax Consequence (as defined below) would continue to exist or (ii) the Notes are not held by the Trust, then the Company shall have the right to redeem the Notes, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event, at 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.


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          "Tax Event" means the receipt by the Trust or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United states or any political subdivision or taxing authority thereof or therein affecting taxation,
          (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of issuance of the Preferred Trust Securities, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United states federal income tax with respect to interest received on the Notes, (ii) interest payable by the Company on the Notes is not, or will not be, fully deductible by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances described in clauses (i), (ii) or (iii) being an "Adverse Tax Consequence";]

          (h) [insert provisions for other mandatory redemption or repurchase at option of the Holder;]

          (i) the Notes shall be issued in denominations of $25 and integral multiples thereof;

          (j) [not applicable];

          (k) [not applicable];

          (l) [not applicable];

          (m) [not applicable];

          (n) [not applicable];

          (o) [not applicable];

          (p) [not applicable];


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          (q) the only obligations or instruments which shall be considered
          Eligible Obligations in respect of the Notes shall be Government Obligations; and the provisions of Section 701 and 702 of the Indenture and Section 2 of the Supplemental Indenture shall apply to the Notes;

          (r) [in the event that, at any time subsequent to the initial authentication and delivery of the Notes, the Notes are to be held in global form by a securities depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of Section 301 of the Indenture in an Officer's Certificate supplemental to this Certificate;]

          (s) [not applicable];

          (t) [reference is made to clause (r) above;] no service charge shall be made for the registration of transfer or exchange of Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

          (u) [insert alternative holiday provisions, if any];

          (v) the Notes shall be entitled to the benefits of Article Fourteen of the Subordinated Indenture and the Guarantees to be endorsed on the Notes shall be substantially in the form established in the Supplemental Indenture;

          (w) [as provided in clause (a) above, ________________________ is designated as the Trust;] [at any time, the Company will have the right to dissolve the Trust and, after satisfaction of liabilities to creditors, if any, of the Trust as provided by applicable law, cause the Notes to be distributed to the holders of the Preferred Trust Securities;]

          (x) (i) except as otherwise determined by the proper officers of the Company and communicated to the Trustee in a Company Order or as established in one or more Officers' Certificates supplemental to this Officers' Certificate, the Notes shall be substantially in the form of Note attached hereto and hereby authorized and approved and shall have such further terms as are set forth in such form;

               (ii) [interest rate reset provisions, if any];

               (iii) [remarketing provisions, if any]; and

               (iv) [other provisions, if any].


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     IN WITNESS WHEREOF, we have hereunto signed our names this     day of
______________.

                                         PPL CAPITAL FUNDING, INC.


                                         ----------------------------------
                                         Name:
                                         Title:


                                         PPL CORPORATION


                                         ----------------------------------
                                         Name:
                                         Title:


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